UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  September 27, 2006
(Date of earliest event reported)

TENET HEALTHCARE CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada	1-7293	95-2557091
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

13737 Noel Road
Dallas, Texas  75240
(Address of principal executive offices, including zip code)

(469) 893-2200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                     Other Events.

On September 27, 2006, Tenet Healthcare Corporation issued a press release announcing that it had accepted a commitment from a group of banks led by Citigroup and Bank of America for a five-year, $800 million senior secured revolving credit facility.  The new facility is expected to include standard terms and conditions for a secured, asset-backed credit facility.  Final terms, including the rate of interest, and closing of the new credit facility are subject to customary covenants and documentation requirements.  Tenet expects to complete and finalize the new credit facility by late October 2006.  A copy of the press release is attached to this report as Exhibit 99.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

	By:	/s/ Biggs C. Porter
Biggs C. Porter
Chief Financial Officer

Date: September 28, 2006

EXHIBIT INDEX

99.1         Press Release Issued on September 27, 2006